Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-235755) and Form F-3ASR (File No. 333-293664) of XP Inc. of our report dated April 29, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Date: April 29, 2026.

/s/ PricewaterhouseCoopers
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Auditores Independentes Ltda.
São Paulo, Brazil